news release


                                                                    Exhibit 99.2

                                                                       [LOGO]








For Immediate Release
January 26,  2000
Contact:  Bob Marshall, Investor Relations,  302-429-3114
          Ted Caddell, Public Affairs,  (302) 429-3264

                 CONECTIV REPORTS 13% INCREASE IN 1999 EARNINGS
                      PER SHARE BEFORE NONRECURRING CHARGES

WILMINGTON, Del. - Conectiv (NYSE: CIV) reported unaudited earnings for the twelve months ended December 31, 1999 of $1.89 per Common Share, before extraordinary and special charges. Earnings were $1.68 per Common Share for the twelve months ended December 31, 1998, before employee separation and other merger related charges .

Consolidated revenues for the twelve months ended December 31, 1999, were $3,744.9 million, compared with $3,071.6 million for the twelve months of 1998.

The improvement in 1999 earnings before extraordinary charges was due to higher energy-related earnings as a result of higher sales and the success of Conectiv's deregulated mid-merit merchant energy business. Higher investment income also contributed to the increased earnings. Offsetting these were the effects of New Jersey electric rate reductions, higher expenses associated with Conectiv's telecommunications subsidiary, Conectiv Communications (CCI), and higher interest expense.

"Overall, 1999 was a year of great accomplishment for Conectiv," said Howard E. Cosgrove, Chairman, President and CEO.. "In addition to the improved earnings this year, we are on track with the financial and strategic initiatives we announced last May. The repositioning of Conectiv's generation portfolio, through our recently announced sale of nonstrategic baseload fossil assets to NRG Energy, as well as our financial recapitalization and our focus on the mid merit generation business, puts us in a good position to grow in the new millenium," said Cosgrove.

After extraordinary and special charges, Conectiv recognized a loss in 1999 of $188.5 million, or $2.02 per Common Share.. The loss is due to one time nonrecurring charges of $364.9 million or $3.91 per Common Share for electric industry restructuring and special charges attributable to writedowns of goodwill and leveraged leases.


                                     (more)
news release



Fourth Quarter
--------------

Earnings for the fourth quarter of 1999, before extraordinary charges, were $0.19 per Common Share, compared with earnings of $0.24 per Common Share for the fourth quarter of 1998.

Consolidated Revenues for the fourth quarter of 1999 were $915.4 million, compared to $871.5 million for the fourth quarter of 1998.

After extraordinary charges of $29.5 million or $0.34 per Common Share associated with the writedown of a certain generating asset, Conectiv reported a loss for the fourth quarter of 1999 of $0.15 per Common Share.

The decrease in 1999 fourth quarter earnings, before extraordinary charges, is due to lower utility earnings as a result of electric restructuring in New Jersey and Delaware, higher CCI expenses, higher customer service costs relating to billing conversions and Year 2000 compliance, offset by investment income. The fourth quarter of 1998 also included a nonrecurring gain from unregulated generation investments.

"Our progress in our unregulated businesses is encouraging and moving ahead generally as we expected," said Mr. Cosgrove. "Our mid merit energy business, which currently includes 2,000 megawatts of primarily gas-fired generation, is operationally flexible and less capital intensive, and will create good returns for us in the regional competitive energy markets," said Mr. Cosgrove.

"Despite a disappointing loss in 1999, CCI revenues have grown over 200% to $36 million in 1999, and our continued expansion of the CCI network and facilities throughout the region will provide opportunities for greater shareholder value in the rapidly growing telecommunications market ," Mr. Cosgrove said.

Conectiv recently announced plans to sell its 1,874 megawatts of base load fossil generation assets and associated transmission assets to NRG Energy for $800 million. The sale is subject to the receipt of regulatory approvals and is expected to be completed by the end of the third quarter of 2000. Proceeds from the sale will be used for debt retirement, additional Common Stock repurchases and further investment in mid merit merchant energy plants. Conectiv had previously announced in September 1999 the sale of its 708 megawatts of nuclear generation to Public Service Electric and Gas Company and PECO Energy.

Conectiv provides vital products and services such as energy, energy consulting, heating and cooling and telecommunications to homes and businesses in the mid-Atlantic region.


FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provide those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the

                                     (more)
news release



following: deregulation of energy supply and telecommunications; the unbundling of delivery services; and increasingly competitive energy and telecommunications marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.

                                www.conectiv.com
                                ----------------








                                     (more)
news release



CONECTIV
(NYSE: CIV and CIVA)

(Dollars in Thousands, except per share amounts)
(Unaudited)

                                                              Three Months Ended                   Twelve Months Ended
                                                                  December 31,                          December,
                                                           --------------------------        ------------------------------
                                                             1999             1998              1999               1998
                                                           ---------        ---------        -----------        -----------
Operating Revenues                                         $ 915,420        $ 871,497        $ 3,744,897        $ 3,071,606
                                                           ---------        ---------        -----------        -----------

Operating Income before non-recurring charges              $  49,860        $  55,198        $   451,237        $   414,619
                                                           ---------        ---------        -----------        -----------

Income before non-recurring charges                        $  13,285        $  24,539        $   185,140        $   169,965
                                                           ---------        ---------        -----------        -----------

Non-recurring charges, net of income taxes                 $ (40,612)       $    (372)       $  (383,280)       $   (16,764)
                                                           ---------        ---------        -----------        -----------

Net Income (loss)                                          $ (27,327)       $  24,167        $  (198,140)       $   153,201
                                                           ---------        ---------        -----------        -----------

Earnings (loss) applicable to common stock
    Common stock
       Income before non-recurring charges                 $  16,211        $  24,269        $   176,366        $   158,056
       Non-recurring charges                                 (29,525)            (372)          (364,888)           (16,764)
                                                           ---------        ---------        -----------        -----------
            Total                                          $ (13,314)       $  23,897        $  (188,522)       $   141,292
                                                           =========        =========        ===========        ===========
    Class A common stock
       Income before non-recurring charges                 $  (2,926)       $     270        $     8,774        $    11,909
       Non-recurring charges                                 (11,087)              --            (18,392)                --
                                                           ---------        ---------        -----------        -----------
            Total                                          $ (14,013)       $     270        $    (9,618)       $    11,909

Average shares outstanding (000)
    Common stock
                                                              86,916          100,592             93,320             94,338
    Class A common stock
                                                               5,742            6,561              6,110              6,561

Earnings (loss) per average share--basic and diluted
    Common stock
       Before non-recurring charges                        $    0.19        $    0.24        $      1.89        $      1.68
       Non-recurring charges                                   (0.34)              --              (3.91)             (0.18)
                                                           ---------        ---------        -----------        -----------
          Total                                            $   (0.15)       $    0.24        $     (2.02)       $      1.50
                                                           =========        =========        ===========        ===========
    Class A common stock
       Before non-recurring charges                        $   (0.51)       $    0.04        $      1.44        $      1.82
       Non-recurring charges                                   (1.93)              --              (3.01)                --
                                                           ---------        ---------        -----------        -----------
          Total                                            $   (2.44)       $    0.04        $     (1.57)       $      1.82
                                                           =========        =========        ===========        ===========

Dividends declared per share
       Common stock                                        $   0.220        $   0.385        $     1.045        $     1.540
       Class A common stock                                $   0.800        $   0.800        $     3.200        $     3.200

Notes:
------

Non-recurring charges for the fourth quarter of 1999 include an extraordinary item of $(40,612) related to deregulation of Conectiv's energy supply business. Non-recurring charges for 1999 include an extraordinary item of $ (311,718) related to deregulation of Conectiv's energy supply business and special charges of $71,562 primarily related to the write-down of certain non-regulated investments. Non-recurring charges for 1998 are for employee separation and other merger-related costs.

Conectiv's consolidated operating results for the twelve months ended December 31, 1998 include ten months of operating results for Atlantic City Electric Company and the non-utility businesses formerly owned by Atlantic Energy, Inc. in accordance with the purchase method of accounting, and the merger date of March 1, 1998.

                                     (more)


CONECTIV BUSINESS SEGMENTS

                              Three Months Ended             Three Months Ended
                              December 31, 1999              December, 31, 1998
                         ---------------------------      ---------------------------
                                          Earnings                          Earnings
                                           Before                            Before
                                        Interest and                      Interest and
                         Revenues(1)      Taxes(2)        Revenues (1)      Taxes(2)
                         -----------    -----------       ------------      --------

Energy                    $746,661        $  41,777         $682,257        $ 54,522
Power Delivery            $178,453        $  35,438         $148,128        $ 39,669
Telecommunications        $ 11,331        $ (17,931)        $  4,307        $(10,133)
HVAC                      $ 32,235        $  (5,888)        $ 27,077        $ (5,822)
All Other                 $  1,044        $  22,014         $  5,904        $ (2,645)
                          --------        ---------         --------        --------
                          $969,724        $  75,410         $867,673        $ 75,591


                            Twelve Months Ended                     Twelve Months Ended
                              December 31, 1999                      December, 31, 1998
                          ------------------------------        -----------------------------
                                             Earnings                              Earnings
                                              Before                               Before
                                            Interest and                        Interest and
                          Revenues(1)         Taxes(2)          Revenues(1)        Taxes(2)
                          ----------        -----------         ----------        ---------
Energy                    $3,002,736        $   271,181         $2,450,274        $ 267,463
Power Delivery            $  765,551        $   260,834         $  666,894        $ 256,886
Telecommunications        $   36,253        $   (43,344)        $   10,620        $ (29,591)
HVAC                      $  134,942        $   (13,656)        $   94,907        $ (21,676)
All Other                 $    6,470        $    32,475         $   14,096        $ (11,402)
                          ----------        -----------         ----------        ---------
                          $3,945,952        $   507,490         $3,236,791        $ 461,680


Revenues and Earnings Before Interest and Taxes for the Twelve Months ended December 31, 1998 include two months of Atlantic Energy prior to the merger date of March 1, 1998.

(1) Business Segment Revenues include inter-company revenues and certain other differences from consolidated operating revenues.
(2) Earnings Before Interest and Taxes for business segment reporting purposes excludes non-recurring charges and is after allocation of certain interest costs.